SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 26, 2006
Date of Report (Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.01 and 2.03 Completion of Acquisition and Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant
On September 29, 2006 Fisher Communications, Inc. (the “Company”) announced that its wholly-owned subsidiary, Fisher Broadcasting Company (“Fisher”), has completed the purchase of African-American Broadcasting of Bellevue, Inc., licensee of television station KWOG, Bellevue, Washington, for $16 million. Fisher purchased 25% of the outstanding equity on June 26, 2006, and the remaining 75% was purchased on September 26, 2006, following satisfaction of closing conditions including Federal Communications Commission approval.
The purchase was funded with a combination of existing cash and the use of the Company’s $20 million revolving line of credit. As of the date of the filing of this Current Report on Form 8-K, the Company had $13 million outstanding under the line of credit, leaving $7 million available to it under the credit facility.
A press release announcing the purchase is included as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          99.1 Press release, dated September 29, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: October 2, 2006	By	/s/ Judith A. Endejan

Judith A. Endejan
Senior Vice President
General Counsel

Exhibit Index

99.1	Press release, dated September 29, 2006.